UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 2005

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY

(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd.
San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

SOUTHERN CALIFORNIA WATER COMPANY
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement

CoBank, ACB (the “Bank”), has purchased a 5.87% Senior Note due December 20, 2028 (the “Note”) in the aggregate principal amount of $40,000,000 from Golden State Water Company (the “Company”) on October 11, 2005 pursuant to the terms of a Note Purchase Agreement dated as of October 11, 2005 between the Company and the Bank (the “Agreement”). The terms of the Agreement are described in Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant. A copy of the Agreement, including the form of Note are attached as Exhibit 4.1

The Company changed its name from Southern California Water Company to Golden State Water Company by amendment to its Restated Articles of Incorporation on September 30, 2005.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Bank purchased the Note in the aggregate principal amount of $40,000,000 from the Company on October 11, 2005. Under the terms of the Note, the Company is required to pay interest semi-annually on March 1 and September 1 of each year commencing on March 1, 2006 at the rate of 5.87%. The aggregate principal amount of the Note, plus all accrued interest thereon, is due on December 20, 2028. The Company has the right to prepay the Note in full, or in part in an amount not less than $1,000,000, in the case of a partial prepayment upon not less than 3 and not more than 60 days notice at 100% of the principal amount so prepaid, plus a redemption premium equal to the present value of (i) the difference between the rate provided by the Bank to the Company as its cost to fund the loan represented by the Note and the rate estimated by the Bank on the date of the prepayment to be the Bank’s cost, less dealer concessions and other issuance costs, to fund a new fixed rate loan in accordance with the methodology used by the Bank on the date that the Note is repaid, plus (ii) ½ of 1%, when applied to the outstanding principal amount for the remaining years of the original loan. The Bank has the right to accelerate payment on the Note if an event of default has occurred and is continuing. Upon acceleration, the Company is obligated to pay the outstanding principal amount of the Note, plus accrued interest thereon, plus the redemption premium.

The Company is obligated to acquire non-voting participation certificates in the Bank in such amounts and at such times as the Bank may require in accordance with its bylaws and capital plan, as each may be amended from time to time, up to a maximum amount of $5.2 million. Under the terms of the Bank’s current capital plan, the Company has purchased non-voting participation certificates in the Bank in the amount of $1,000. As a borrower from the Bank, the Company will be entitled to receive patronage refunds from the Bank, if and when declared by the Bank. The Company anticipates that a portion of the patronage refunds will be used to purchase additional non-voting certificates in the Bank and the remainder will be received in cash, thereby reducing the cost of borrowing from the Bank.

Under the terms of the Agreement, the Company is prohibited from (i) creating any debt secured by any liens on its property or entering into any sale and leaseback transactions, with certain customary exceptions, unless the Note, together with any other indebtedness determined by the Company is equally and ratably secured with such debt, (ii) disposing of property with a book value of more than 15% of the Company’s Total Capitalization (as defined), in any fiscal year, unless the proceeds are used within one year after the disposition either to purchase public utility property, redeem all or a portion of the Note or retire other debt which ranks pari passu with the Note, (iii) merging or consolidating with any other person, unless the Company is either the survivor or the survivor is principally engaged in the business of a water/wastewater public utility and the financial covenants described below are satisfied on a pro forma basis at the end of the quarter immediately preceding the merger or consolidation, after giving effect to the transaction, (iv) incurring any additional indebtedness if, as a result thereof, an event of default has occurred and is continuing, the Total Indebtedness to Capitalization Ratio (as defined ) of the Company is more than .6667 to 1 at the end of the quarter immediately preceding the occurrence of the debt or the Total Indebtedness to EBITDA Ratio (as defined) of the Company for the 12 month period preceding the end of the quarter preceding the incurrence of the debt is greater than 8 to 1, with certain exceptions for repaying or refinancing existing debt, or (v) declaring or paying any dividends in cash or property if at the time of the distribution or payment an event of default has occurred or, if after giving effect to the distribution, the Total Indebtedness to Capital Ratio of the Company would be more than .6667 to 1.

The Agreement contains customary events of default, including failure to pay any debt with an aggregate principal amount of more than $2.5 million for a period or more than 60 days from the date due, whether at stated maturity or upon acceleration, and failure to pay a final judgment of more than $2.5 million within 60 days after entry, unless bonded, discharged or stayed pending appeal or payment over time is permitted by the order of a governmental agency or by agreement of the parties.

Section 9 – Financial Statement and Exhibits

Item 9.01.                                          Financial Statements and Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of the Company, as amended

4.1	Note Purchase Agreement dated as of October 11, 2005 between the Company and the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2005

GOLDEN STATE WATER COMPANY	AMERICAN STATES WATER COMPANY

/s/ Robert J. Sprowls	/s/ Robert J. Sprowls
Robert J. Sprowls	Robert J. Sprowls
Chief Financial Officer, Senior Vice President-Finance and Secretary	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary